Exhibit 24.1

POWER OF ATTORNEY

Reference is hereby made to the proposed registration by Akazoo S.A. (“Akazoo”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) of securities previously issued by Akazoo in certain private placement transactions (the “Securities”). Such Securities will be registered on one or more registration statements on Form F-3 (including amendments thereto), or on such other form or forms promulgated by the U.S. Securities and Exchange Commission (the “SEC”) as may be necessary or advisable to effect such registration (each such registration statement, a “Registration Statement”).

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Apostolos N. Zervos, Akazoo’s Chief Executive Officer, and Pierre Schreuder, Akazoo’s Chief Financial Officer, and each of them, with full to in each of them to act alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements, any or all amendments thereto (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall continue in full force and effect for a period of three (3) years from the date hereof and may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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Date: September 17, 2019	By:	/s/ Apostolos N. Zervos
Apostolos N. Zervos
Director

Date: September 17, 2019	By:	/s/ Lewis W. Dickey, Jr.
Lewis W. Dickey, Jr.
Chairman of the Board of Directors

Date: September 17, 2019	By:	/s/ Maja Lapcevic
Maja Lapcevic
Director

Date: September 17, 2019	By:	/s/ Athan Stephanopoulos
Athan Stephanopoulos
Director

Date: September 17, 2019	By:	/s/ David Roche
David Roche
Director

Date: September 17, 2019	By:	/s/ Alexander Macridis
Alexander Macridis
Director

Date: September 17, 2019	By:	/s/ Panagiotis Dimitropoulos
Panagiotis Dimitropoulos
Director